UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 29, 2013 (May 22, 2013)

GLOBAL BRASS AND COPPER

HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35938	06-1826563
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

475 N. Martingale Road Suite 1050

Schaumburg, IL 60173

(Address of principal executive offices)

(847) 240-4700

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On May 22, 2013, Global Brass and Copper Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives for the underwriters set forth on Schedule I thereto (collectively, the “Underwriters”), relating to the Company’s initial public offering (the “Offering”) of its common stock, par value $0.01 per share (the “Common Stock”). Under the Underwriting Agreement, the Company agreed to sell 7,000,000 shares of Common Stock to the Underwriters at a purchase price per share of $10.23 (the offering price to the public of $11.00 per share minus the underwriters’ discount). The Company also provided the Underwriters with an option to purchase up to an additional 1,050,000 shares of Common Stock to cover over allotments. The Underwriters exercised this option in full on May 24, 2013, and the Offering closed on May 29, 2013.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933 (the “Securities Act”), or contribute to payments the Underwriters may be required to make because of any of those liabilities.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various investment banking services for the Company for which they received or will receive customary fees and expenses.

Investor Rights Agreement

On May 29, 2013, the Company and entered into an investor rights agreement (the “Investor Rights Agreement”) with Halkos Holdings, LLC (“Halkos”). The Investor Rights Agreement provides Halkos or its permitted assignees with certain demand registration rights, including shelf registration rights, in respect of any shares of the Common Stock held by it, subject to certain conditions. In addition, in the event that the Company registers additional shares of Common Stock for sale to the public following the completion of the Offering, it will be required to give notice of such registration to Halkos of its intention to effect such a registration, and, subject to certain limitations, include shares of Common Stock held by it in such registration. The Company is required to bear the registration expenses, associated with any registration of shares pursuant to the Investor Rights Agreement. The agreement includes customary indemnification provisions in favor of Halkos, any person who is or might be deemed a control person within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and related parties against certain losses and liabilities (including reasonable costs of investigation and legal expenses) arising out of or based upon any filing or other disclosure made by the Company under the securities laws relating to any such registration.

The Investor Rights Agreement also contains certain governance rights provisions, including the following:

•

at the time of the Offering, the Board of Directors is required to consist of nine members, four of which are designated by Halkos, three of which are independent and one of which is the Chief Executive Officer of the Company;

•	The Company is required to have a classified Board of Directors (subject to a sunset provision);

•

The Company is required to have an audit committee with at least three independent directors and an executive committee of at least one independent director, one management director and one Halkos nominee; and

•

each committee of the Board of Directors other than the audit committee and the executive committee is required to have at least two directors, of which Halkos shall have the ability to designate one member from among the Halkos nominees and the independent directors.

Under the governance rights provisions, Halkos has the right to designate to the Company’s Board of Directors: (i) five directors if it beneficially owns more than 50% of the Company’s outstanding common stock, (ii) three directors if it beneficially owns more than 30% but 50% or less, (iii) two directors if it beneficially owns more than 15% but 30% or less and (iv) one director if it beneficially owns greater than 10% but 15% or less.

The Investor Rights Agreement will terminate May 29, 2023. The description of the Investor Rights Agreement does not purport to be a complete description of the terms thereof and is qualified in its entirety by reference to the complete text of the Investor Rights Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Indemnification Agreements

In connection with the Offering, the Company entered into indemnification agreements with each of its executive officers and directors. These agreements provide, in general, that the Company will indemnify the applicable executive officer and director to the fullest extent permitted by law in connection with their service to the Company or on the Company’s behalf.

Item 1.02	Termination of a Material Definitive Agreement

Management Services Agreement

Global Brass and Copper, Inc., a direct subsidiary of the Company (“GBC”), GBC Metals, LLC (formerly known as Global Metals, LLC), Chase Brass, LLC, A.J. Oster, LLC, KPS Management II, L.P. and KPS Management III, L.P., were parties to a Management Services Agreement, dated as of November 19, 2007, pursuant to which KPS Management II, L.P. and KPS Management III, L.P. provided GBC and its subsidiaries with management and other services in exchange for payment of quarterly fees of $250,000. The fees were $1.0 million for each of the years ended December 31, 2012, 2011 and 2010. The management services agreement was terminated on May 29, 2013 in connection with the consummation of the Offering. In accordance with the terms of the management services agreement, GBC caused KPS Management II, L.P. and KPS Management III, L.P. to be paid an amount in cash equal to $4.5 million, which represents the aggregate amount of the remaining payments due under the management services agreement upon termination of that agreement.

Item 5.03	Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year

Prior to the consummation of the Offering, as previously reported in the Company’s Registration Statement on Form S-1 filed May 22, 2013 (the “Registration Statement”), the Company amended and restated its Certificate of Incorporation and amended and restated its By-Laws. The amendments to the Certification of Incorporation and the By-Laws are described in the Registration Statement. The amended and restated Certificate of Incorporation was filed with the Delaware Secretary of State on May 23, 2013. The amended and restated By-Laws became effective as of the consummation of the Offering.

The amended restated Certificate of Incorporation and the amended and restated By-Laws are filed, respectively, as Exhibits 3.1 and 3.2 hereto and are incorporated herein by reference.

Item 8.01	Other Events

As described in the Registration Statement, immediately prior to the consummation of the Offering, the Company effected a 211,100- to-1 split of its common stock, par value $0.01 per share.

On May 29, 2013, the Company issued a press release announcing the closing of the Offering. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated By-laws.

10.1	Investor Rights Agreement, dated as of May 29, 2013, by and between Global Brass and Copper Holdings, Inc. and Halkos Holdings, LLC.

99.1	Press release of Global Brass and Copper Holdings, Inc. dated May 29, 2013.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GLOBAL BRASS AND COPPER HOLDINGS, INC.

By:	/s/ Scott B. Hamilton
Name:	Scott B. Hamilton
Title:	General Counsel and Secretary

Dated: May 29, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated By-laws.

10.1	Investor Rights Agreement, dated as of May 29, 2013, by and between Global Brass and Copper Holdings, Inc. and Halkos Holdings, LLC.

99.1	Press release of Global Brass and Copper Holdings, Inc. dated May 29, 2013.